Exhibit 99.1

Dr. Jaewon Ryu Joins Privia Health’s Board of Directors

ARLINGTON, VA – June 30, 2021 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced that Jaewon Ryu, MD, JD, has been elected to the Company’s Board of Directors, effective immediately. In connection with this election, the size of the Board was increased to nine directors.
“Jaewon is a renowned healthcare industry leader and we are thrilled to welcome him to the Privia Health board of directors,” said Shawn Morris, Chief Executive Officer of Privia Health. “We believe his deep experience in value-based reimbursement, management services organizations, and high-quality patient care will be extremely valuable as we continue to grow across the U.S.”
“We are delighted to welcome such an outstanding individual who will further strengthen our board’s breadth of talent and expertise,” said David King, Privia Health’s Chairman. “Given our thorough search for a highly qualified board member, I am confident that Jaewon will have an important and positive impact on our company.”
“I am honored and excited to join the Privia Health Board of Directors,” added Ryu. “I look forward to working with the Privia Health Board and management team, and bringing valuable ideas and insights to the Board to help the company realize even greater success in continuing to positively impact the lives it touches.”
Dr. Jaewon Ryu is the President and Chief Executive Officer of Geisinger, an integrated delivery system with a clinical enterprise, health plan, the Geisinger Commonwealth School of Medicine, and research and innovation functions operating in central and northeastern Pennsylvania. He joined the organization originally as the Executive Vice President and Chief Medical Officer in 2016 overseeing all aspects of patient care at Geisinger, working to improve the quality, affordability and experience of care delivered across the enterprise.
Dr. Ryu was previously president of integrated care delivery for Humana, responsible for Humana’s owned and joint ventured care delivery assets, including a management services organization (MSO) assisting affiliated practices to adopt population health under value-based reimbursement methodologies. Prior to Humana, Dr. Ryu held various leadership roles at the University of Illinois Hospital & Health Sciences System, Kaiser Permanente, the Centers for Medicare and Medicaid Services, and as a White House Fellow at the Department of Veterans Affairs. He was also a practicing corporate healthcare attorney with the international firm McDermott, Will & Emery.
Dr. Ryu earned his BA degree from Yale University and his MD and JD from the University of Chicago. He completed his residency training in emergency medicine at Harbor-UCLA Medical Center.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.

Safe Harbor Statement
This release may contain forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including, but not limited to, statements regarding projections, future operations or plans, financial results, cash flows, costs and cost management initiatives, capital structure management, growth rates and operational and strategic initiatives, and can also be identified by the use of words such as “may,” “will,” “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “continues,” “thinks,” “outlook,” “target,” and words or phrases of similar meaning. These forward-looking statements speak only as of the date hereof and are based on our current plans and expectations and are subject to a number of known and unknown risks, uncertainties and other factors, many of which are difficult or impossible to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, those factors described in our filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ materially from any future results or performance expressed or implied in any forward-looking statements in this press release. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to revise or update any of these statements, or to make any other forward‐looking statements, whether as a result of new information, future events or otherwise.mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in Part II, Item 1A, “Risk Factors” in the Company’s final prospectus dated April 28, 2021, filed with the SEC on April 30, 2021, and the Company’s other public filings.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

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